EXHIBIT 10.36

AMENDMENT NO. 1 TO FACTORING AGREEMENT

This Amendment No. 1 to Factoring Agreement (this “Amendment”) is entered into as of February 2, 2011 (the “Effective Date”), by and between FTC COMMERCIAL CORP. (“FTC” or “we” or “us”) and J. LINDEBERG USA, LLC (“Client” or “you”) with reference to the following:

A.      FTC and Client are parties to a Factoring Agreement dated July 28, 2008 (as amended from time to time, the “Factoring Agreement”), the provisions of which are incorporated into this Amendment.

B.      FTC and Client desire to amend the Factoring Agreement, as set forth herein, effective as of the Effective Date, which is the date on which this Amendment is signed by the last signatory to this Agreement (whether the last signatory is FTC or Client).

NOW, THEREFORE, the parties agree as follows:

1.      Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Factoring Agreement.

2.      In Section 2 of the Factoring Agreement, there is a portion that reads as follows:

Upon your request, we may, in our sole discretion, make factoring advances against accounts receivable purchased by us. Outstanding factoring advances under this Agreement shall not at any time exceed the maximum factoring advances amount, which shall be defined, as of any date of determination, as an amount equal to (i) up to eighty-five percent (85%) of the purchase price of all accounts purchased from you by us from time to time pursuant to this Section 2 less (ii) such reserves as we in our sole discretion elect to establish, including, without limitation, additional reserves for concentration accounts, disputed accounts, and non-disputed accounts.

The aforesaid part of Section 2 is amended to read as follows:

Upon your request, we may, in our sole discretion, make factoring advances against accounts receivable purchased by us. Outstanding factoring advances under this Agreement shall not at any time exceed the maximum factoring advances amount, which shall be defined, as of any date of determination, as an amount equal to (i) up to seventy-five percent (75%) of the purchase price of all accounts purchased from you by us from time to time pursuant to this Section 2 less (ii) such reserves as we in our sole discretion elect to establish, including, without limitation, additional reserves for concentration accounts, disputed accounts, and non-disputed accounts.

Amendment No. 1 to Factoring Agreement
1 of 3 pages

3.           In Section 24 of the Factoring Agreement, there is a portion that reads as follows:

INTEREST

3.           The interest rate charged will be a variable rate equal to the Prime Rate plus one percent (1.0%) unless otherwise set forth in this Agreement. Notwithstanding the foregoing, the interest rate charged shall not be less than five and one half percent (5.50%); provided, however, than in no event will the interest rate charged exceed the maximum rate permitted by applicable law. The interest rate charged for any given month will be based on the Prime Rate existing as of the close of business on the last calendar day of the prior month.  The interest rate charged for any given month will be the same from the first calendar day of that month to the last calendar day of that month.

The aforesaid part of Section 24 is amended to read as follows:

INTEREST

3.           The interest rate charged will be a variable rate equal to the Prime Rate plus one percent (1.0%) unless otherwise set forth in this Agreement. Notwithstanding the foregoing, the interest rate charged shall not be less than seven percent (7.00%); provided, however, than in no event will the interest rate charged exceed the maximum rate permitted by applicable law. The interest rate charged for any given month will be based on the Prime Rate existing as of the close of business on the last calendar day of the prior month.  The interest rate charged for any given month will be the same from the first calendar day of that month to the last calendar day of that month.

4.      Except as amended hereby, the Factoring Agreement shall remain in full force and effect and unmodified.

5.      Any reference in the Factoring Agreement to “this Agreement”, “herein”, “hereunder” or words of similar meaning shall mean the Factoring Agreement, as amended by this Amendment.

6.      Client hereby represents and warrants to FTC that this Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

7.      This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

8.      The Factoring Agreement, as amended by this Amendment, constitutes the entire agreement between Client and FTC as to the subject matter hereof and may not be altered or amended except by written agreement signed by Client and FTC.  No provision hereof may be waived by us except upon written waiver executed by FTC and Client.

Amendment No. 1 to Factoring Agreement
2 of 3 pages

9.      This Amendment may be executed in two or more counterparts and by facsimile or email (pdf) signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.    The “Effective Date” of this Amendment is the date on which it is executed by the final signatory to this Agreement, whether that signatory is FTC or Client. The final signatory shall fill in the Effective Date in the opening paragraph on page 1 of this Amendment.

J. LINDEBERG USA, LLC

Date:  02-02-2011

By: /s/ Colin Dyne
Colin Dyne
Manager

FTC COMMERCIAL CORP.

Date:   02-02-2011

By: /s/ David Ptacek
David Ptacek
Vice President

Amendment No. 1 to Factoring Agreement
3 of 3 pages